As filed with the Securities and Exchange Commission on November 8, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-0622272 (I.R.S. Employer Identification No.)

4800 Westfields Boulevard, Suite #400 Chantilly, VA (Address of Principal Executive Offices)	20151 (Zip Code)

Amentum Holdings, Inc. 2024 Stock Incentive Plan
Amentum Holdings, Inc. Employee Stock Purchase Plan
(Full titles of the plans)

Stuart I. Young
Amentum Holdings, Inc.
4800 Westfields Boulevard, Suite #400
Chantilly, VA 20151
(Name and address of agent for service)

(703) 579-0410
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Amentum Holdings, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on October 4, 2024 (File No. 333-282510), which is hereby incorporated by reference.

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by the Company to register the following shares of its common stock, par value $0.01 per share (“Common Stock”), as previously approved by the Company’s sole stockholder: (i) 1,311,589 shares of Common Stock issuable to eligible recipients under the Amentum Holdings, Inc. 2024 Stock Incentive Plan; and (ii) 211,567 shares of Common Stock issuable to eligible recipients under the Amentum Holdings, Inc. Employee Stock Purchase Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.          Exhibits.

Exhibit No.	Exhibit Description
5.1*	Opinion of Cravath, Swaine & Moore LLP
23.1*	Consent of Cravath, Swaine & Moore LLP (contained in its opinion filed as Exhibit 5.1 hereto)
23.2*	Consent of Independent Registered Public Accounting Firm for Critical Mission Solutions and Cyber & Intelligence Businesses
23.3*	Consent of Independent Registered Public Accounting Firm for Amentum Parent Holdings LLC
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
107*	Filing Fee Table

_____________________
*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chantilly, Commonwealth of Virginia, on this 8th day of November, 2024.

AMENTUM HOLDINGS, INC.

By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Secretary

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of Amentum Holdings, Inc. hereby severally constitutes and appoints Travis B. Johnson and Paul W. Cobb, Jr. and each of them acting alone, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Heller	Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2024
John Heller

/s/ Travis B. Johnson	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2024
Travis B. Johnson

/s/ Steven J. Demetriou	Executive Chair and Director	November 8, 2024
Steven J. Demetriou

/s/ General Vincent K. Brooks	Director	November 8, 2024
General Vincent K. Brooks

/s/ Benjamin Dickson	Director	November 8, 2024
Benjamin Dickson

/s/ General Ralph E. Eberhart	Director	November 8, 2024
General Ralph E. Eberhart

/s/ Alan E. Goldberg	Director	November 8, 2024
Alan E. Goldberg

/s/ Leslie Ireland	Director	November 8, 2024
Leslie Ireland

/s/ Barbara L. Loughran	Director	November 8, 2024
Barbara L. Loughran

/s/ Sandra E. Rowland	Director	November 8, 2024
Sandra E. Rowland

/s/ Christopher M.T. Thompson	Director	November 8, 2024
Christopher M.T. Thompson

/s/ Russell Triedman	Director	November 8, 2024
Russell Triedman

/s/ John Vollmer	Director	November 8, 2024
John Vollmer

/s/ Connor Wentzell	Director	November 8, 2024
Connor Wentzell